UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

EQUILLIUM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903

Equillium, Inc.

Important Notice Regarding the Availability of Proxy Materials

Stockholders Meeting to be held on
May 24, 2022

For Stockholders of record as of March 30, 2022

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/EQ

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view proxy materials and VOTE go to

www.proxydocs.com/EQ

Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy material, you must request one.

There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 13, 2022.

To order paper materials, use one of the following methods.

INTERNET www.investorelections.com/EQ	TELEPHONE (866) 648-8133	* E-MAIL paper@investorelections.com

When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.		* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Equillium, Inc.

Meeting Type: Annual Meeting of Stockholders

Date: Tuesday, May 24, 2022

Time: 1:00 PM, Pacific Time

Place: Annual Meeting to be held virtually via live webcast - please visit www.proxydocs.com/EQ for more details.

You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/EQ.

SEE REVERSE FOR FULL AGENDA

Equillium, Inc.

Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR all the nominees for director listed below and FOR Proposal 2

PROPOSAL

1.

Election of the three nominees for Class I director named herein to hold office until the 2025 annual meeting of stockholders and until his or her respective successor has been duly elected or qualified, or until his or her respective earlier death, resignation or removal.

1.01 Stephen Connelly, Ph.D.

1.02 Bala Manian, Ph.D.

1.03 Barbara Troupin, M.D.

2.

To ratify, in a non-binding vote, the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

NOTE: To conduct any other business properly brought before the Annual Meeting or any continuation, postponement or adjournment thereof.